UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2024

Capitalworks Emerging Markets Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41108	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44320 Osgood Road

Freemont, CA 94539

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 741-3677

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	CMCAU	OTC

Class A ordinary shares, par value $0.0001 per share	CMCAF	OTC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CMCAW	OTC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On a Current Report on Form 8-K filed on June 11, 2024 with the Securities and Exchange Commission (the “SEC”), Capitalworks Emerging Markets Acquisition Corp (the “Company”) reported that it received notice from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel had determined to delist the Company’s units, Class A ordinary shares and warrants and that trading of the Company’s securities would be suspended at the open of trading on June 12, 2024. The Company also reported that Nasdaq would complete the delisting by filing a Form 25 after the applicable appeal periods had lapsed.

On August 31, 2024, Nasdaq notified the Company that Nasdaq would announce on September 4, 2024, pursuant to Nasdaq’s obligations under Nasdaq Listing Rule 5830 and Rule 12d2-2 of the Securities Exchange Act, that it will file a Form 25 with the SEC to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2024

Capitalworks Emerging Markets Acquisition Corp

By:	/s/ Suresh Guduru
Name:	Suresh Guduru
Title:	Chief Executive Officer